EXHIBIT 10.1

                                 PROMISSORY NOTE

$1,450,000
Date:  April 28, 2004
Philadelphia, Pennsylvania

1.       BORROWER'S PROMISE TO PAY

         In return for a loan that it has received, DVL, INC. ("DVL"), a Delaware corporation with an address at 70 E. 55th Street, New York, NY 10022, and DVL MORTGAGE HOLDINGS, LLC ("DVL HOLDINGS"), a Delaware limited liability company with an address at 70 E. 55th Street, New York, NY 10022 (DVL and DVL Holdings hereinafter being referred to individually and collectively as the "BORROWER"), promise to pay U.S. One Million Four Hundred Fifty Thousand Dollars ($1,450,000) (the "PRINCIPAL"), or so much of the Principal as may be advanced under this Note, plus interest, to the order of PENNSYLVANIA BUSINESS BANK (hereinafter referred to as "BANK" or "LENDER"). Borrower understands that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the "NOTE HOLDER". This Note evidences a Loan from Lender to Borrower pursuant to a Loan Agreement dated the same date as this Note ("LOAN AGREEMENT"). Terms defined in the Loan Agreement and not defined in this Note are used with the meanings defined for those terms in the Loan Agreement. The terms and conditions of the Loan Agreement are made part of this Note.

2.       INTEREST

         Interest will be charged on unpaid Principal until the full amount of Principal advanced has been paid. Interest on unpaid Principal shall accrue at a rate per annum (the "INTEREST RATE") from time to time equal to one and one-half percent (1.5%) above the "Prime Commercial Rate" as published daily in the Wall Street Journal, provided that under no circumstances shall the Interest Rate be less than six percent (6%) per annum. In the event that the "Prime Rate" shall no longer be quoted, then such rate shall be substituted by a similar floating rate as reasonably determined by Lender. Interest shall accrue hereunder on the basis of a 365/360 day year.

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         The Interest Rate required by this Section 2 is the rate Borrower shall pay before any Event of Default described in Section 6(B) of this Note. Upon the occurrence of an Event of Default, the Interest Rate shall be increased to the Default Rate of Interest specified in Section 6(D) below.

3.       PAYMENTS

Time and Place of Payments

Beginning on June 1, 2004, Borrower shall make monthly payments of principal and interest, in immediately available funds, in equal installments of principal of $24,166.67 per month, plus monthly payments of interest as billed by the Lender, on or before the first (1st) day of each month until the Maturity Date (as defined below). In addition, and anything to the contrary notwithstanding, all outstanding principal and unpaid interest shall be due and payable on or before May 1, 2009 (the "MATURITY DATE").

Borrower shall make all monthly payments by the first (1st) day of each month, from and after the first disbursement of the Loan, at: Pennsylvania Business Bank, 1401 Walnut Street, Suite 400, Philadelphia, Pennsylvania 19102, or at a different place if required by the Note Holder.

         (B)      Amount of Monthly Payments

The amount of each monthly payment may change depending on the unpaid Principal of the Loan and the then applicable Interest Rate.

         (C)      Straight Extension of Credit

The Loan is a non-revolving, straight extension of credit; once the total Principal has been advanced, Borrower is not entitled to further loan disbursements. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person, or (b) credited to any of Borrower's accounts with Note Holder. The unpaid Principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Note Holder's internal records, including daily computer printouts, as acknowledged by Borrower.

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4.       BORROWER'S RIGHT TO PREPAY

Borrower may prepay this Note, in whole or in part, at any time and from time to time without premium or penalty.

Any partial prepayment of principal shall not affect the timing of subsequent payments due under the Note.

5.       LOAN CHARGES

         If a law, which applies to the loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the Loan exceed the permitted limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from Borrower which exceeded permitted limits will be refunded. The Note Holder may choose to make this refund by reducing the Principal owed under this Note or by making a direct payment to Borrower. If a refund reduces Principal, the reduction will be treated as a partial prepayment without assessment of any prepayment penalty.

6.       BORROWER'S FAILURE TO PAY AS REQUIRED

         (A)      Late Charge for Overdue Payments

If the Note Holder has not received the full amount of any monthly payment by the end of ten (10) calendar days after the date it is due, Borrower shall pay a late charge to the Note Holder. The amount of the late charge will be ten percent (10%) of the overdue payment of Principal and interest. Borrower shall pay this late charge promptly but only once on each late payment.

         (B)      Event Default

The occurrence of an Event of Default as defined and described in the Loan Agreement shall constitute an Event of Default under this Note and the other Bank Loan Documents.

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(C)      Remedies Cumulative

         Upon the occurrence of an Event of Default, the entire unpaid balance of Principal (including any additional loans or advances in all other sums paid by Note Holder to or on behalf of Borrower or add it to the principal hereof pursuant to the terms of this Note or any of the Bank Loan Documents), together with all accrued interest thereon, and all other sums due and owing under this Note or under the Bank Loan Documents shall, at the option of Note Holder, become immediately due and payable without presentment, demand or further action of any kind. Even if, at a time when Borrower is in default, the Note Holder does not require it to pay immediately in full as described above, the Note Holder will still have the right to do so at a later date (or if Borrower is in default at a later time). The Note Holder can exercise all the remedies it has under this Note or the Bank Loan Documents at the same time.

(D)      Default Rate of Interest

Upon an Event of Default, at the option of the Note Holder, interest on the unpaid Principal balance shall be increased to and shall accrue at a rate per annum equal to the interest rate provided for in Section 2, above, plus five percent (5%); provided, however, that no interest shall accrue hereunder in excess of the maximum rate of interest then allowed by law. Borrower agrees to pay such accrued interest on demand. The default rate of interest set forth herein is strictly a measure of liquidated damages to the Note Holder and is not meant to be construed as a penalty.

(E)      Payment of Note Holder's Costs and Expenses

Borrower shall reimburse the Note Holder for all of the Note Holder's costs and expenses in enforcing this Note and any of the other Bank Loan Documents to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees.

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(F)      Confession of Judgment

FOLLOWING THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, SUBJECT TO APPLICABLE GRACE OR CURE PERIODS, BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR AS ATTORNEY FOR BORROWER AND ALL PERSONS CLAIMING UNDER OR THROUGH BORROWER TO SIGN AN AGREEMENT IN ANY COMPETENT COURT AND, WITH OR WITHOUT COMPLAINT FILED, TO CONFESS JUDGMENT OR A SERIES OF JUDGMENTS AGAINST BORROWER AND AGAINST ALL PERSONS CLAIMING THROUGH OR UNDER BORROWER, IN FAVOR OF THE NOTE HOLDER AND ITS SUCCESSORS AND ASSIGNS, AS OF ANY TERM, FOR THE UNPAID BALANCE OF ALL PRINCIPAL, INTEREST AND ALL OTHER SUMS OWING UNDER THIS NOTE, TOGETHER WITH COSTS OF SUIT AND REASONABLE ATTORNEY'S FEES FOR COLLECTION, ON WHICH JUDGMENT OR JUDGMENTS ONE OR MORE EXECUTIONS MAY ISSUE FORTHWITH. FOR PURPOSES OF CONFESSING JUDGMENT AGAINST BORROWER AND ALL PERSONS CLAIMING UNDER OR THROUGH BORROWER, AS AFORESAID, THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. BORROWER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS, AND WAIVES STAY OF EXECUTION AND THE RIGHT OF INQUISITION AND EXTENSION OF TIME OF PAYMENT, AGREES TO CONDEMNATION OF ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY SUCH EXECUTION, AND WAIVES ALL EXEMPTIONS FROM LEVY AND SALE OF ANY PROPERTY THAT NOW IS OR HEREAFTER MAY BE EXEMPTED BY LAW. THE AUTHORITY AND POWER HEREIN GRANTED SHALL NOT BE EXHAUSTED BY ANY EXERCISE OR ATTEMPTED EXERCISE THEREOF BUT MAY BE EXERCISED TO CONFESS JUDGMENT AS AFORESAID FROM TIME TO TIME.

BORROWER ACKNOWLEDGES THAT IT HAS KNOWINGLY AND VOLUNTARILY WAIVED THE RIGHT TO SERVICE AND NOTICE AND DESCRIBED ABOVE WITH THE ADVICE OF COUNSEL.

7.       GIVING OF NOTICES

         Unless applicable law requires a different method, any notice that must be given to Borrower under this Note will be given by delivering it or by mailing it by registered or certified mail, postage prepaid, and to the address set forth for Borrower in the Loan Agreement or at such other address as Borrower may provide to Note Holder pursuant to notice hereunder.

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         Any notice that must be given to the Note Holder under this Note will be given by registered or certified mail, postage prepaid, addressed to the Note Holder at the address stated in Section 3(A) above or at such other address as Note Holder may provide to Note Holder pursuant to notice hereunder.

8.       OBLIGATIONS OF PERSONS UNDER THIS NOTE

         If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note and the obligations under this Note shall be jointly and severally.

9.       WAIVERS

         Borrower and any other person who has obligations under this Note waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

BORROWER, AND LENDER BY ITS ACCEPTANCE HEREOF, EACH HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE CONSEQUENTIAL OR PUNITIVE DAMAGES IN ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THE INDEBTEDNESS EVIDENCED HEREBY, THE RELATIONSHIP OF THE PARTIES HERETO AS LENDER AND BORROWER, THIS NOTE, THE MORTGAGE, THE OTHER BANK LOAN DOCUMENTS, THE PREMISES OR THE ACTIONS OF THE PARTIES HERETO IN CONNECTION WITH ANY OF THE FOREGOING.

10.      SECURED NOTE

         In addition to the protections given to the Note Holder under this Note, the Collateral Assignment Documents, the St. Albans Mortgage, the Environmental Indemnity Agreement, and the other Bank Loan Documents protect the Note Holder from possible losses which might result if Borrower does not keep the promises it has made in this Note. The Bank Loan Documents describe how

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and under what conditions Borrower may be required to make immediate payment in full of all amounts owed this Note.

11.      MISCELLANEOUS

         This instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and the parties submit to the jurisdiction of the courts of that state. The captions and headings in this Note are inserted for convenience only, and in no way describe, or limit the scope or intent of this Note or any of its provisions. The provisions of the Note are severable, which means that if any provision of this Note is held to be invalid or unenforceable in any Court which has jurisdiction over the matter, all other provisions of this Note shall remain in full force and effect in that and all other jurisdictions, and the provision held invalid or unenforceable in that jurisdiction shall nevertheless be and remain in full force and effect in all other jurisdictions and shall be liberally construed in favor of Lender.

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         IN WITNESS WHEREOF, Borrower, intending to be legally bound, has duly executed this Note the day and year first above written and has hereunto set Borrower's hand and seal.

                                    BORROWER:

Witness/Attest:                            DVL, INC., a Delaware corporation

By:                                        By:
   ----------------------------------         ----------------------------------
     Name:                                      Name:
     Title:                                     Title:

Witness/Attest:                            DVL MORTGAGE HOLDINGS, LLC,
                                           a Delaware limited liability company

By:                                        By:
   ----------------------------------         ----------------------------------
     Name:                                      Name:  Alan E. Casnoff
     Title:                                     Title: Manager

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